Granite Point Mortgage Trust Inc. Reports
Second Quarter 2024 Financial Results
and Post Quarter-End Update

NEW YORK, August 5, 2024 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ending June 30, 2024, and provided an update on its activities subsequent to quarter-end. An earnings supplemental containing second quarter 2024 financial results can be viewed at www.gpmtreit.com.

“We have made meaningful progress addressing our nonearning assets over the last few months.” said Jack Taylor, President and Chief Executive Officer of Granite Point. “We anticipate executing on significant additional nonaccrual resolutions and realizing more loan repayments through the rest of the year. The reduction in our book value this quarter resulted from an increase in our allowance for loan losses, as we progress towards more resolutions in the context of greater transaction activity in the market. While we continue to reposition the portfolio to take advantage of future investment opportunities, we aim to drive economic returns for the Company through our flexible capital allocation strategy. As such, we repurchased 0.5 million common shares during the quarter generating book value accretion and intend to remain opportunistic with respect to future buybacks.”

Second Quarter 2024 Activity
•Recognized GAAP Net (Loss)(1) of $(66.7) million, or $(1.31) per basic share, inclusive of a $(60.8) million, or $(1.19) per basic share, provision for credit losses.
•Distributable (Loss)(2) of $(9.1) million, or $(0.18) per basic share, inclusive of loan write-offs of $(6.6) million, or $(0.13) per basic share. Distributable (Loss)(2) excluding write-offs of $(2.5) million, or $(0.05) per basic share.
•Book value per common share was $9.84 as of June 30, 2024, inclusive of $(5.27) per common share of total CECL reserve.
•Declared and paid a cash dividend of $0.05 per common share and a cash dividend of $0.4375 per share of its Series A preferred stock.
•Funded $17.5 million in prior loan commitments and upsizes.
•Realized $103.7 million of total UPB in loan repayments, paydowns, amortization, and resolutions.
◦Resolved a $35.7 million loan through the acquisition of the title to the collateral office property located in Maynard, MA.
◦Resolved an $11.6 million loan secured by a multifamily property located in Milwaukee, WI, realizing a loss of approx. $(2.4) million.
◦Modified a $37.5 million loan secured by a design building in New York. The resulting $4.2 million mezzanine note was deemed uncollectible and written-off as of June 30, 2024.
•Carried at quarter-end a 98% floating rate loan portfolio with $2.7 billion in total loan commitments comprised of over 99% senior loans. As of June 30, 2024, portfolio weighted average stabilized LTV was 63.7%(3) and realized loan portfolio yield was 7.0%(4).
•Weighted average loan portfolio risk rating was 3.0 at June 30, 2024, unchanged from the prior quarter.
•Total CECL reserve at quarter-end was $266.9 million, or 9.7% of total loan portfolio commitments.
•Held two REO(5) properties with an aggregate carrying value of $53.6 million, as of June 30, 2024.
•Repurchased 0.5 million shares of its common stock at an average price of $3.10 per share for a total of approx. $1.6 million, resulting in a book value benefit of approx. $0.05 per share.
•Extended the maturity of the Morgan Stanley financing facility to July 2025.
•Ended the quarter with $86 million in unrestricted cash and a total leverage ratio(6) of 2.5x, with no corporate debt maturities remaining.

Post Quarter-End Update
•In July, the Company resolved a $37.1 million loan secured by a mixed-use office and retail asset located in Los Angeles, CA. As a result of this transaction, the Company expects to realize a write-off of approx. $(22.2) million, which had been reserved for through a previously recorded allowance for credit losses.
•In July, the Company resolved a $51.0 million loan secured by a mixed-use multifamily, event space and office property located in Pittsburgh, PA. The modification included, among other things, a restructuring of the whole loan into a new $32 million senior loan and a $19 million mezzanine note, and a capital infusion from the sponsor to further support the collateral property.
•So far in Q3 2024, funded about $3 million on existing loan commitments.
•Realized approx. $143 million in loan repayments, paydowns and resolutions, which includes a $54 million office loan repayment.

•As of August 2nd, carried approx. $92 million in unrestricted cash and about $54 million in unlevered REO(5) assets.

(1)Represents Net (Loss) Income Attributable to Common Stockholders.
(2)Please see page 6 for Distributable (loss) and Distributable (loss) before realized losses definition and a reconciliation of GAAP to non-GAAP financial information.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Portfolio yield includes nonaccrual loans.
(5)REO represents "Real Estate Owned".
(6)Borrowings outstanding on repurchase facilities, secured credit facility and CLO’s, less cash, divided by total stockholders’ equity.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on August 6, 2024, at 11:00 a.m. ET to discuss second quarter 2024 financial results and related information. To participate in the teleconference, please call toll-free (877) 407-8031, (or (201) 689-8031 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor section under the News & Events link. For those unable to attend, a telephone playback will be available beginning August 6, 2024, at 12:00 p.m. ET through August 20, 2024, at 12:00 a.m. ET. The playback can be accessed by calling (877) 660-6853 (or (201) 612-7415 for international callers) and providing the Access Code 13747704. The call will also be archived on the Company’s website in the Investor section under the News & Events link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, projections and illustrations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. The illustrative examples herein are forward-looking statements. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2023, under the caption “Risk Factors,” and any subsequent Form 10-Q or other filings made with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable (Loss) Earnings and Distributable (Loss) Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Chris Petta Investor Relations, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2024	December 31, 2023
ASSETS	(unaudited)
Loans held-for-investment	$2,616,884	$2,718,486
Allowance for credit losses	(264,140)	(134,661)
Loans held-for-investment, net	2,352,744	2,583,825
Cash and cash equivalents	85,916	188,370
Restricted cash	12,880	10,846
Real estate owned, net	42,820	16,939
Accrued interest receivable	10,725	12,380
Other assets	41,666	34,572
Total Assets	$2,546,751	$2,846,932
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$791,556	$875,442
Securitized debt obligations	938,075	991,698
Secured credit facility	85,192	84,000
Dividends payable	6,335	14,136
Other liabilities	20,892	22,633
Total Liabilities	1,842,050	1,987,909
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 11,500,000 shares authorized, and 8,229,500 and 8,229,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	82
Common stock, par value $0.01 per share; 450,000,000 shares authorized, and 50,684,117 shares and 50,577,841 issued and outstanding, respectively	507	506
Additional paid-in capital	1,198,894	1,198,048
Cumulative earnings	(69,696)	67,495
Cumulative distributions to stockholders	(425,211)	(407,233)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	704,576	858,898
Non-controlling interests	125	125
Total Equity	704,701	859,023
Total Liabilities and Stockholders’ Equity	$2,546,751	$2,846,932

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED AND CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Interest Income:	(unaudited)		(unaudited)
Loans held-for-investment	$46,882	$66,217	$98,847	$131,508
Cash and cash equivalents	1,597	2,609	3,687	4,037
Total interest income	48,479	68,826	102,534	135,545
Interest expense:
Repurchase facilities	19,331	22,872	40,059	42,644
Secured credit facility	2,714	3,075	5,403	6,004
Securitized debt obligations	18,303	17,888	36,418	35,939
Convertible senior notes	—	2,332	—	4,643
Asset-specific financings	—	819	—	1,562
Total interest expense	40,348	46,986	81,880	90,792
Net interest income	8,131	21,840	20,654	44,753
Other income (loss):
Revenue from real estate owned operations	1,111	462	2,253	462
Provision for credit losses	(60,756)	(5,818)	(136,308)	(52,228)
Gain (loss) on extinguishment of debt	(786)	—	(786)	238
Total other loss	(60,431)	(5,356)	(134,841)	(51,528)
Expenses:
Compensation and benefits	4,721	6,209	10,708	12,121
Servicing expenses	1,398	1,320	2,774	2,698
Expenses from real estate owned operations	1,950	1,664	3,995	1,664
Other operating expenses	2,700	2,180	5,529	5,451
Total expenses	10,769	11,373	23,006	21,934
(Loss) income before income taxes	(63,069)	5,111	(137,193)	(28,709)
(Benefit from) provision for income taxes	(1)	70	(2)	79
Net (loss) income	(63,068)	5,041	(137,191)	(28,788)
Dividends on preferred stock	3,600	3,625	7,200	7,250
Net (loss) income attributable to common stockholders	$(66,668)	$1,416	$(144,391)	$(36,038)
Basic (loss) earnings per weighted average common share	$(1.31)	$0.03	$(2.84)	$(0.69)
Diluted (loss) earnings per weighted average common share	$(1.31)	$0.03	$(2.84)	$(0.69)
Dividends declared per common share	$0.05	$0.20	$0.20	$0.40
Weighted average number of shares of common stock outstanding:
Basic	50,939,476	51,538,309	50,842,004	51,921,217
Diluted	50,939,476	51,619,072	50,842,004	51,921,217

Net (loss) income attributable to common stockholders	$(66,668)	$1,416	$(144,391)	$(36,038)

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended
June 30,
(in thousands, except share data) (unaudited)	2024
Reconciliation of GAAP net (Loss) income to Distributable (Loss):
GAAP net (Loss) income attributable to common stockholders	$(66,668)
Adjustments:
Provision for credit losses	60,756
Depreciation and amortization on real estate owned	1,174
Loss (Gain) on extinguishment of debt	786
Non-cash equity compensation	1,459
Distributable (Loss) before realized losses	$(2,493)
Realized losses on write-offs, loan sales and REO conversions	(6,566)
Distributable (Loss)	$(9,059)
Distributable (Loss) per basic share of common stock	$(0.18)
Distributable (Loss) per diluted share of common stock	$(0.18)
Distributable (Loss) before realized losses per basic share of common stock	$(0.05)
Distributable (Loss) before realized losses per diluted share of common stock	$(0.05)
Basic weighted average common shares	50,939,476
Diluted weighted average common shares	50,939,476
(1) Beginning with our Annual Report on Form 10-K for the year ended December 31, 2023, and for all subsequent reporting periods ending on or after December 31, 2023, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to overtime serve as a general, though imperfect, proxy for our taxable income. As such, Distributable Earnings is considered a key indicator of our ability to generate sufficient income to pay our common dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall operating performance of our business.
For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income (loss) for the applicable reporting period (regardless of whether such items are included in other comprehensive income or in net income (loss) for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended June 30, 2024, we recorded provision for credit losses of $(60.8) million, which has been excluded from Distributable Earnings, consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. During the three months ended June 30, 2024, we recorded $(1.2) million, in depreciation and amortization on REO and related intangibles, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. Distributable Earnings does not represent net income or cash flow from operating activities and should not be considered as an alternative to GAAP net income, or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

We believe it is useful to our stockholders to present Distributable Earnings before realized losses to reflect our run-rate operating results as (i) our operating results are mainly comprised of net interest income earned on our loan investments net of our operating expenses, which comprise our ongoing operations, (ii) it helps our stockholders in assessing the overall run-rate operating performance of our business, and (iii) it has been a useful reference related to our common dividend as it is one of the factors we and our Board of Directors consider when declaring the dividend. We believe that our stockholders use Distributable Earnings and Distributable Earnings before realized losses, or a comparable supplemental performance measure, to evaluate and compare the performance of our company and our peers.